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EXHIBIT 23.1


                          CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Catapult Communications Corporation of our report dated December 24, 1998, which appears on page F-2 of the Prospectus constituting part of the Registration Statement on Form S-1 (No. 333-56627).

/s/  PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
San Jose, California
March 30, 1999